Petro River Closes Horizon I Investments Acquisition and Provides Operations Update

New York, New York – May 4, 2016. Petro River Oil Corp. (OTCBB: PTRC) (“Petro River” or the “Company”) is pleased to announce that it has completed its acquisition of Horizon I Investments, LLC (“Horizon Investments”) in an all-stock transaction.

As previously disclosed, as a result of the closing, Petro River acquired $5.0 million in cash and receivables, and an indirect 20% membership interest in Horizon Energy Partners, LLC (“Horizon Energy”).

Stephen Brunner, president of Petro River said, “We are excited the deal closed as expected and that our active 2016 drilling and exploration plans are on track.  Petro River and Horizon Energy are a natural fit for one another since we’re both targeting conventional well projects that are economic even at today’s oil prices. We’re not shale producers - we’re returns driven and focused on vertical well drilling programs. Our exposure to Horizon Energy’s vast portfolio of conventional oil and gas projects is unique and a significant competitive advantage for our company.”

Brunner continued: “In 2016, Petro River intends to drill six low-risk conventional wells in Osage County, Oklahoma, participate in two low-risk conventional wells in Kern County, California, and drill one exploratory well in the Larne Basin, Northern Ireland – all of which are fully funded. The Larne Basin exploratory well is set to drill in June 2016 and is the nearest term catalyst for our company. “

Jonathan Rudney, president of Horizon Energy, said: “Horizon Energy was assembled because of the opportunities presented by the current low price commodity environment.  Although all the projects in our portfolio have varying risk profiles and development timelines, they all have material upside. The portfolio consists of only conventional opportunities and projects which target finding and development costs of less than $10.00 per barrel.”

About: Petro River Oil Corp.

Petro River Oil Corp. (OTCBB: PTRC) is an independent energy company with its core holdings in Northeast Oklahoma, the Larne Basin in Northern Ireland, and Kern County, California.  Petro River’s strategy is to apply modern technology, such as 3D Seismic analysis to exploit hydrocarbon-prone resources in historically prolific plays and underexplored prospective basins to build reserves and to create value for the Company and its shareholders.  For more information, please visit our website at www.petroriveroil.com.

Forward-Looking Statements

This news release contains forward-looking and other statements that are not historical facts. Readers are cautioned not to place undue reliance on forward-looking statements, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, both general and specific, that contribute to the possibility that the predictions, forecasts, projections and other forward looking statements will not occur, which may cause actual performance and results in future periods to differ materially from any estimates or projections of future performance or results expressed or implied by such forward looking statements.  These forward looking statements, projections and statements are subject to change and could differ materially from final reported results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.  Petro River assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities law. Additionally, Petro River undertakes no obligation to comment on the expectations of, or statements made by, third parties in respect to the matters discussed above. Readers should also carefully review the “Risk Factors” in Petro River’s annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the SEC under the Securities Exchange Act of 1934, as amended.  For further information, please contact:

Investor Relations

ir@petroriveroil.com

(469) 828-3900